Exhibit 5.1

NIEDERER KRAFT FREY

Global Blue Group Holding AG

Zürichstrasse 38

CH-8306 Bruettisellen

Switzerland

March 23, 2021

Global Blue Group Holding AG – Registration Statement on Form F-1

Ladies and Gentlemen

We, Niederer Kraft Frey AG, have acted as special Swiss counsel to Global Blue Group Holding AG, a Swiss corporation (Company), in connection with the Registration Statement on Form F-1 (Registration Statement), initially filed with the Securities and Exchange Commission (the Commission) on March 23, 2021 under the Securities Act of 1933, as amended (Act), relating to the registration with the Commission of 6,666,665 registered shares, nominal value CHF 0.01 each, of the Company (each a New Share and together the New Shares).

In our capacity as special Swiss counsel to the Company, we have been requested to render an opinion as to certain Swiss legal matters relating to the New Shares

1. Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (including in the case of the Registration Statement, any document incorporated by reference therein or exhibit thereto) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of giving this opinion, we have only examined and relied on originals or copies of the following documents available to us (collectively Documents):

i.	a copy of the articles of association of the Company, in their version dated March 10, 2021 (Articles);

Niederer Kraft Frey Ltd        Bahnhofstrasse 53        CH-8001 Zurich        T  +41 58 800 80 00        F  +41 58 800 80 80        nkf@nkf.ch        nkf.ch

registered with the attorneys’ registry

NFK

ii.

a PDF copy of the resolutions of the board of directors of the Company dated March 10, 2021 resolving inter alia the issue of the New Shares (together with the board resolutions referred to in paragraph (iii.) below, the “Board Resolutions”);

iii.	a PDF copy of the public deed of the board resolution of the Company dated March 10, 2021 regarding the completion of the authorized capital increase (Feststellungsbeschluss);

iv.	a pdf copy of an extract from the commercial register regarding the Company dated March 22, 2021 and certified as of March 22, 2021 (each an “Extract”); and

v.	the Registration Statement.

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

2. Assumptions

In rendering the opinion below, we have assumed the following:

a.

the information set out in the Documents is true, accurate, complete and up-to-date as of the date of this opinion and no changes have been made or will be made that should have been or should be reflected in the Documents as of the date of this opinion;

b.

the Documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) are accurate and conform to the original;

c.

all Documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such Documents;

d.	no laws other than those of Switzerland will affect any of the conclusions stated in this opinion; and

e.

that (a) the Board Resolutions have been resolved in meetings duly convened and that (b) the Board Resolutions are a true record of the proceedings described therein and have not been rescinded or amended and are in full force and effect, and (c) the Articles of Association and the Extract are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles of Association or the Extract as of the date hereof.

NFK

3. Opinion

Based upon the foregoing, in reliance thereon, and subject to the limitations and assumptions referred to above (2.) and the qualifications set out below (4.), we are of the following opinion:

1.	The Company is a corporation (Aktiengesellschaft) validly existing under the laws of Switzerland.

2.

The New Shares, are validly issued, fully paid as to their nominal value and non-assessable (i.e., no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by the sole reason of their being a holder of the New Shares).

4. Qualifications

The above opinions are subject to the following qualifications:

a.

The opinions set out above are subject to applicable bankruptcy, insolvency, reorganization, liquidation, moratorium, civil procedure and other similar laws and regulations as applicable to creditors, debtors, claimants and defendants generally as well as principles of equity (good faith) and the absence of a misuse of rights.

b.	Our opinions set out above are limited solely to the laws of Switzerland and we express no opinion herein concerning the laws of any other jurisdiction.

c.

We express no opinion as to any commercial, accounting, calculating, auditing or other non-legal matter as well as to the completeness or accuracy of the information contained in the Registration Statement. We express no opinion as to tax matters.

d.

The exercise of voting rights and rights related thereto with respect to any New Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

e.

We express no opinion as regards compliance with Swiss law and the Articles of the withdrawal of the preferential subscription rights (Bezugsrechte) of the Company’s shareholder in connection with the issuance of the New Shares.

f.

The resolutions of the Company’s general meetings may be challenged by shareholders in court or otherwise. Therefore, notwithstanding registration of the New Shares with the competent commercial register, any shareholder may challenge the resolutions taken by the general meeting of the shareholders’ of the Company on which such registration of the New Shares with the competent Commercial Register may be based.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you on changes relevant to this opinion that may thereafter be brought to our attention.

NFK

This legal opinion is addressed to the Company. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act. This legal opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This legal opinion is furnished by us, as special Swiss counsel to the Company, in connection with the filing of the Registration Statement. Without our prior consent, it may not be used by, copied by, circulated by, quoted by, referred to, or disclosed to any party or for any purpose, except for such filing or in connection with any reliance by investors on such filing pursuant to U.S. securities laws.

Any reliance on this opinion is limited to the legal situation existing at the date of this legal opinion letter, and we shall be under no obligation to advise you on or to amend this legal opinion letter to reflect any change in circumstances or applicable laws or regulations for any period after the date of issuance of this legal opinion letter.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. It may only be relied upon on the express condition that any issues of interpretation arising hereunder will be governed by the laws of Switzerland.

Sincerely yours,

/s/ Niederer Kraft Frey AG

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